UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K




                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                September 11, 2006                             0-25753
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Date of Report (Date of earliest event reported)        Commission File Number


                                POWER2SHIP, INC.
                                ----------------
             (Exact name of registrant as specified in its charter)


                Nevada                                        87-0449667
  -------------------------------                       ----------------------
  (State or other jurisdiction of                          (I.R.S. Employer
  incorporation or organization)                        Identification Number)



                 903 Clint Moore Road, Boca Raton, Florida 33487
               --------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                 (561) 998-7557
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              (Registrant's telephone number, including area code)


          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 1.01  Entry into a Material Definitive Agreement.

         On September 11, 2006, we reached agreement with Cornell Capital Partners, LP and its affiliate Montgomery Equity Partners, Ltd. (together "Cornell"), to amend certain provisions of the 14.25% secured convertible debenture and the 5% Series B secured convertible debentures held by Cornell. Cornell has agreed not to exercise its rights of conversion under the aforementioned debentures until November 1, 2006, for which the Company paid Cornell $100,000, and not to exercise its rights of conversion under the aforementioned debentures from November 1 until January 1, 2007 upon the Company paying Cornell an additional $100,000 on November 1, 2006. In addition, the Company agreed to amend the conversion price of the $350,000 principal amount of 14.25% secured convertible debenture to make it identical to the conversion provision of the 5% Series B secured convertible debentures which is equal to the lesser of:

         o $0.456 per share, representing 120% of the closing bid price of our common stock as quoted by Bloomberg, LP on June 28, 2004, or

         o 100% of the average of the three lowest closing bid prices for our common stock, as quoted by Bloomberg, LP, for the 30 trading days immediately preceding any conversion date.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated: September 13, 2006                POWER2SHIP, INC.



                                         By: /s/ Richard Hersh
                                             -----------------------
                                             Richard Hersh
                                             Chief Executive Officer

















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